Exhibit 10.17

                    JOINT RESEARCH AND DEVELOPMENT AGREEMENT

Party A: Shandong Shengda Technology Co., Ltd
Party B: Qingdao University of Science and Technology

In line with the principle of reciprocity and mutual benefit and the operational mechanism of combining "academic research with production", the two parties, after negotiations, agree to jointly establish the Nanotechnology R&D Center, and enter into this Contract as follows:

I. The Name of the Research Center: Qingdao University of Science and Technology Shengda Technology Nanotechnology R&D Center (hereinafter referred to as "Research Center")

II. The Location of the Research Center: The R&D Center shall be located in Party B's Key Lab of Rubber and Plastic Materials and Engineering under the Ministry of Education. Party B shall be responsible for providing the workplace for this R&D Center and Party A shall be responsible for the decoration of the workplace and equip it with necessary office and communication equipment and facilities.

III.  The Structure of the Research Center

1. The R&D Center shall be consisted of the personnel assigned by the two parties and Party A shall assign 2-3 people to work in this R&D Center, and Party B shall provide accommodation for them, and Party A shall be responsible for the costs.

2. The R&D Center shall have one director and one deputy director, and each party shall assign one person. The routine work shall be taken charge by the director assigned by Party B.

IV.   Party A shall suggest R&D programs in line with its  development  plan and

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      the  market  demand,  and  the  R&D  programs  shall  be  focused  on  the development and application of nano calcium carbonate, and other R&D programs will be included as well.

V. Party A shall provide an annul fund of RMB 80,000 yuan for the management (including exchanges of information on the application of the nano calcium carbonate produced by Party A, technology consultancy, unplanned tests and power consumption etc.) and routine operation of the R&D Center. The fund shall be paid on a yearly basis at a single payment and be transferred to the account designated by Party B before October 1 each year. As for special R&D programs, the two parties shall sign separate technology R&D contract (referring to Nanotechnology) and the necessary fund shall be paid by Party A according to the actual needs; during the contract term, Party B shall not cooperate with any third party to conduct R&D of similar technology.

VI. The patent and technological achievements achieved by the R&D Center shall be shared by the two parties and the title to patent and the exclusive right shall be owned by Party A. Specific matters (such as the right of application, the title to patent and the limit of the exclusive right etc.) shall be further defined in the technology R&D contract for single items.

VII. Not being agreed by the two parties, any party shall not provide any technical information on the joint R&D program to a third party by any reason or under any pretext; the two parties both have the obligation of keeping business secrets and technical know-how.

VIII. Party A shall, according to the principle of receiving guests, accept the students from Party B for teaching and educational activities such as internships, survey and investigation.

IX.   Liabilities for Breaching this Contract:

1. Unilateral termination (suspension) of the Contract shall be deemed as breach of the Contract. The fine for breach of contract shall be

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      separately  agreed according to the amount of the fund for the R&D program of a single item, and the party in breach shall compensate for the economic losses arising from the breach.

2. If Party A fails to pay the fund pursuant to the stipulations in Article V, it shall be deemed as breaching the Contract. 3. If Party B fails to follow Party A's instructions and postpone the experiments and waste R&D time without good reason, it shall be deemed as breaching the Contract.

4. If any party discloses the R&D achievements and business secrets without the other party being notified, the disclosing party shall be deemed as breaching the Contract. (If the two parties fail to reach a consensus of renewing this Contract, the achievements jointly developed by the two parties shall still be owned by Party A, and Party B shall not transfer; otherwise, it shall be deemed as breaching the Contract.)

X. This Contract will become effective after the signing and sealing of the two parties.

XI. This Contract will be in valid for a period of three years. When this Contract expires, if the two parties have no objection, it will automatically be renewed. If any party lodges an objection, further negotiations will be made to decide whether this Contract would be renewed or not.

XII. This Contract is made in sextuplicate, and each Party shall keep three copies.

Anything not covered in this Contract shall be settled in a friendly manner by the two parties.


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Party A: Shandong Shengda Technology Co., Ltd (seal)
Authorized Signature:  /s/ Chen Xiangzhi
                      --------------------------------------
Date:   September 28, 2004

Party B: Qingdao University of Science and Technology (seal)
Authorized Signature:  /s/ Liu Guangye
                      --------------------------------------
Date:   September 28, 2004